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                                                                   Exhibit 10.40














                               CODESHARE AGREEMENT


                                     between



                           TRANS STATES AIRLINES, INC.



                                       and




                            CHAUTAUQUA AIRLINES, INC.












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                               CODESHARE AGREEMENT


      This Codeshare Agreement (this "AGREEMENT"), dated as of August 5, 2002, is entered into by and between Trans States Airlines, Inc., a corporation organized under the laws of the State of Missouri with its principal office at 9275 Genaire Drive, St. Louis, MO 63134 ("TRANS STATES" or "MARKETING CARRIER"), and Chautauqua Airlines, Inc. a corporation organized under the laws of New York, with its principal office at 2500 South High School Rd., Indianapolis, IN 46241 ("OA" or "OPERATING CARRIER").

      In consideration of the mutual covenants and promises in this Agreement, OA and Trans States hereby agree as follows:

1.    DEFINITIONS

      1.1 Capitalized terms used in this Agreement shall have the meanings set forth in Annex A, unless the context expressly provides otherwise.

      1.2 No provision of this codeshare agreement shall in any way amend or modify the terms and conditions of the American Connection Turbo Prop Air Services Agreement, dated as of August 10, 2001, by and between American ("American") and Trans States, as amended, and the American Connection Air Services Agreement, dated as of June 12, 2002, by and between American and the Operating Carrier (collectively, the "Air Services Agreements"). Reference herein to either party's Air Services Agreement shall not relieve such party of its confidentiality obligations under such Air Services Agreement and each of Trans States and OA acknowledges that it does not have the right to share the terms of its Air Services Agreement with the other. Use of the code is subject to compliance with the Operating Carriers Air Services Agreement.

2.    CODESHARE SERVICE

      2.1 OA agrees to place the Code ("AX") of Trans States on each of its Feeder Air Service Flights (each, a "CODESHARED FLIGHT") serving the city-pairs (each a "CODESHARED ROUTE") designated under the Air Services Agreement between OA and American and as may be changed from time to time in accordance with the Air Services Agreement

      2.2 The Operating Carrier for each Codeshared Flight shall provide to the Codeshared Passengers, at a minimum, the same standard of customer service as it provides to its own passengers.

      2.3 The Conditions of Carriage of the Marketing Carrier, including its limits of liability to passengers, shall govern the transportation of Codeshared Passengers.

3. IMPLEMENTATION EXPENSES. Each party shall bear its own costs and expenses of performance under this Agreement.


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4.    PRODUCT DISPLAY

      4.1 The Marketing Carrier may identify the Codeshared Flights, to the extent permitted by governmental rules and regulations, in Airline Guides, CRSs, Reservations Systems and other sources of airline schedule information using the Marketing Carrier's Code.

      4.2 Each party may use its own flight number in referencing the Codeshared Flights except that only the Operating Carrier's flight number shall be used in actual flight operations (e.g., air traffic control).

5.    TRAFFIC DOCUMENT ISSUANCE AND FINANCIAL SETTLEMENT

      5.1 Passenger traffic documents for use on the Codeshared Flights may be issued by either party on '001' ticket stock, or by third parties with whom the parties from time to time have interline traffic agreements.

      5.2 Financial settlements between the parties shall be as set forth in the Air Services Agreements. Nothing in this section shall supercede any portion of the applicable Air Services Agreements.

6.    TRAINING

      6.1 Except as otherwise agreed, each party shall provide or arrange, at its own cost and expense, all initial and recurring training of its personnel to facilitate the Codeshared Flights and operations at airports served by the Codeshared Flights, including reservations and ticket offices, and other points of contact between the parties and the public.

      6.2 The parties shall share any training materials developed to support the Codeshared Flights. All proprietary rights to any materials exchanged shall remain with the party who originally developed such materials.

7.    SECURITY

      7.1 The parties shall cooperate in matters of security procedures, requirements, and obligations at all airports served by the Codeshared Flights.

      7.2 The Operating Carrier reserves the right to apply the provisions of its own security programs to the carriage of all passengers, baggage and cargo on board the Codeshared Flights, but shall, at a minimum, comply with the standards set forth by the relevant Competent Authorities and be reasonably acceptable to the Marketing Carrier, with the understanding that safety and security are of the utmost importance to both carriers. Such provisions may include any then applicable procedures used for the physical screening of passengers, baggage or cargo, interviewing of passengers, and/or selective loading of baggage or cargo.

      7.3 Nothing in this Section shall supercede any portion of the applicable Air Services Agreement


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8.    SAFETY AND MAINTENANCE

      8.1 The Operating Carrier shall have sole responsibility for the maintenance of its leased and owned aircraft, and for other equipment used in connection with the Codeshared Flights. Maintenance of such aircraft and equipment must, at a minimum, comply with the standards imposed by the relevant aeronautical authorities.

      8.2 The Marketing Carrier shall have the right to require an industry standard safety and/or service audit of Operating Carrier's operations of Codeshared Flights. Such audit shall be conducted by a third party, only that information related to the safety and/or service of the Codeshared Flights shall be provided to Marketing Carrier. All costs associated with this audit shall be paid for by Marketing Carrier. NOTWITHSTANDING THE FOREGOING, THE MARKETING CARRIER DOES NOT UNDERTAKE ANY RESPONSIBILITY OR ASSUME ANY LIABILITY FOR ANY ASPECT OF THE OPERATING CARRIER'S OPERATIONS, NOR SHALL THE OPERATING CARRIER BE ENTITLED TO ASSERT ANY RESPONSIBILITY OR ASSUMPTION OF LIABILITY ON THE PART OF THE MARKETING CARRIER FOR THE OPERATING CARRIER'S OPERATIONS.

      8.3 The Operating Carrier shall employ prudent safety and loss prevention policies on the Codeshared Flights. The Operating Carrier has final authority and responsibility concerning the operation and safety of the aircraft and its passengers. In emergencies, the parties shall adhere to the emergency procedures for Codeshare Passengers set forth in the Procedures Manual.

9.    [INTENTIONALLY LEFT BLANK]

10.   TRADEMARKS AND CORPORATE IDENTIFICATION

      10.1 OA acknowledges for all purposes that any and all logos, trademarks, service marks, and trade names of Trans States, whether registered or not, are and shall at all times remain the exclusive property of Trans States, and may not be used without the prior written consent of such party, except as set forth herein. OA further acknowledges that any goodwill or other rights that arise as a result of the use by it of Trans States's marks, as permitted under this Agreement, shall accrue solely to the benefit of Trans States. Should any right, title or interest in the logos, trademarks, service marks or trade names of a party become vested in OA, OA shall hold such right, title and interest in trust for the benefit of Trans States and shall, at the request of Trans States, promptly and unconditionally assign such right, title and interest to Trans States without royalties or compensation of any kind.

      10.2 Trans States hereby grants to OA a non-exclusive, non-transferable, royalty-free license for the term of this Agreement to use its respective service marks - "AX" and "TRANS STATES AIRLINES" (each a "LICENSED TRADEMARK"), subject to the terms and conditions set forth in this
Section 10. This license is limited to the use of the Licensed Trademarks in connection with the operation, advertising and promotion of the Codeshared Flights contemplated by this Agreement.

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      10.3  OA agrees to use the Licensed Trademarks only in a manner approved in advance and in writing by Trans States. Each Licensed Trademark shall be marked with an -Registered Trademark- or SM or other symbol, as appropriate, and reference a legend indicating that "TRANS STATES AIRLINES IS A SERVICE
MARK OF TRANS STATES AIRLINES, INC.", as the case may be, or similar words to that effect.

11.   REPRESENTATIONS AND WARRANTIES

      11.1 Each of OA and Trans States hereby represents and warrants to the other as follows:

            (a) It is a duly incorporated and validly existing corporation, in good standing under the laws of its jurisdiction of incorporation; is an air carrier duly authorized to act as such by the government of its country of incorporation; and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution, delivery, and performance of this Agreement by it have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by it, and, assuming due authorization, execution, and delivery by the other party hereto, this Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited or modified by the effect of bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and the application of general principles of equity and public policy.

            (b) The execution, delivery or performance by it of this Agreement, shall not: (i) contravene, conflict with or cause a default under
(A) any applicable law, rule or regulation binding on it, or (B) any provision of its Charter, Certificate of Incorporation, Bylaws or other documents of corporate governance; or (ii) contravene, or cause a breach or violation of, any agreement or instrument to which it is a party or by which it is bound, except where such conflict, contravention or breach would not have a material adverse effect on it and its Affiliates, or on the operations of it or its Affiliates, taken as a whole or on its ability to perform this Agreement.

            (c) The execution, delivery and performance by it of this Agreement do not require the consent or approval of, or the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of, any Competent Authority, any trustee or holder of any of its indebtedness or obligations, any stockholder or any other person or entity, other than the Governmental Approvals (to be obtained by it, as indicated in Annex F), except where failure to obtain or take such action would not have a material adverse effect on it or a material adverse effect on the transactions contemplated in this Agreement.

      11.2 Each of the foregoing representations and warranties shall survive the execution and delivery of this Agreement.

12.   TERM

      12.1 The term of this Agreement shall commence on the date hereof and shall continue until August 5, 2005, unless earlier terminated pursuant to
Section 22 (Severability).

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Notwithstanding the foregoing, this Agreement shall terminate no later than the date that either party's Air Services Agreement terminates or the date that American's Codeshare Agreement with Trans States terminates. Each party Agrees to provide the other party with at least 10 Business days prior written notice of such termination.

      12.2 In the event of termination or expiration of this Agreement, the Marketing Carrier shall take all reasonable actions to confirm and preserve reservations on the Operating Carrier for passengers scheduled to be traveling on Marketing Carrier Tickets and, as applicable, endorse or otherwise modify or reissue such tickets to permit use on the Operating Carrier. The Operating Carrier shall accept passengers traveling on such tickets as if such reservations had been booked through the Operating Carrier using ordinary interline procedures.

13.   INDEMNIFICATION

      13.1 The Operating Carrier shall indemnify, defend, and hold harmless the Marketing Carrier and its Affiliates and their respective directors, officers, employees and agents (individually, a "MARKETING CARRIER INDEMNIFIED PARTY") from and against any and all Damages arising out of, caused by, or occurring in connection with (or alleged to arise out of, be caused by, or be occurring in connection with):

            (a) the death of or injury to persons, or delay or loss of or damage to property (including aircraft, baggage or cargo) occurring while such persons or property are under the control or in the custody of, or being transported by, the Operating Carrier (including, for the avoidance of doubt, Damages arising out of the death of or injury to Codeshared Passengers traveling on Marketing Carrier Tickets that implement limits or conditions of liability or jurisdictional rules with respect to passenger claims that differ from those of the Operating Carrier), except to the extent caused by the willful misconduct of a Marketing Carrier Indemnified Party;

            (b) negligent acts or omissions of an Operating Carrier Indemnified Party, which are in any way related to services contemplated by this Agreement;

            (c) the Operating Carrier's breach of any of its representations or warranties set forth in Section 11 of this Agreement; or

            (d) infringement of a third party's intellectual property or similar rights by the Operating Carrier's logos, trademarks, service marks or tradenames.

provided that in no case shall the Operating Carrier be obligated to provide indemnification with respect to any Damages arising out of, caused by, or occurring in connection with (or alleged to arise out of, be caused by, or be occurring in connection with) the gross negligence or willful misconduct of a Marketing Carrier Indemnified Party.

      13.2 The Marketing Carrier shall indemnify, defend, and hold harmless the Operating Carrier and its Affiliates and their respective directors, officers, employees, and agents (individually, an "OPERATING CARRIER INDEMNIFIED PARTY") from and against any and all

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Damages (except as provided in Section 13.2(c)) arising out of, caused by, or occurring in connection with (or alleged to arise out of, be caused by, or occurring in connection with):

            (a) the death of or injury to persons, or delay or loss of or damage to property (including aircraft, baggage or cargo) occurring while such persons or property are under the control or in the custody of, or being transported by, the Operating Carrier, to the extent caused by the gross negligence or willful misconduct of a Marketing Carrier Indemnified Party;

            (b) the death of or injury to persons, or delay or loss of or damage to property (including aircraft, baggage or cargo) occurring while such persons or property are under the control or in the custody of, or being transported by, the Marketing Carrier, except to the extent caused by the gross negligence or willful misconduct of an Operating Carrier Indemnified Party;

            (c) negligent acts or omissions of a Marketing Carrier Indemnified Party that are in any way related to services contemplated under this Agreement, except for Damages of the type referred to in Section 13.1(a) (IN WHICH CASE THE OPERATING CARRIER MUST INDEMNIFY THE MARKETING CARRIER AND OTHER MARKETING CARRIER INDEMNIFIED PARTIES NOTWITHSTANDING SUCH NEGLIGENT (BUT NOT GROSSLY NEGLIGENT OR WILLFUL) ACTS OR OMISSIONS OF A MARKETING CARRIER INDEMNIFIED PARTY);

            (d) passenger claims based on the Marketing Carrier's failure to properly issue and complete transportation documentation in accordance with the provisions of the standard IATA or other applicable ticketing procedures, including, without limitation, the failure to put a proper notice of the limits of liability under the Warsaw Convention, as amended, on such documentation (it being understood that in ticketing Codeshared Passengers, the Marketing Carrier is entitled to apply the limits of liability provided for in its own Conditions of Carriage); provided, however, that the Marketing Carrier shall only be liable under this Section 13.2(c) for that portion of Damages that are in excess of the Damages against which the Operating Carrier would have been required to indemnify the Marketing Carrier under Section 13.1(a) if the Marketing Carrier had properly complied with all IATA ticketing procedures;

            (e) the Marketing Carrier's breach of its representations or warranties set forth in Section 11 of this Agreement; or

            (e) infringement of a third party's intellectual property or similar rights by the Marketing Carrier's logos, trademarks, service marks or tradenames.

      13.3 A party (the "INDEMNIFIED PARTY") that believes it is entitled to indemnification from the other party (the "INDEMNIFYING PARTY") pursuant to the terms of this Agreement with respect to a third party claim shall provide the Indemnifying Party with written notice (an "INDEMNIFICATION NOTICE") of such claim (provided, however, that the failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that such failure is materially prejudicial to the Indemnifying Party), and the Indemnifying Party shall be entitled, at its own cost and expense and by its own legal advisors, to control the defense of or to settle any such third-party claim. The Indemnifying Party shall have the right to elect to settle

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any such claim for monetary damages only, subject to the consent of the
Indemnified Party; provided, however, if the Indemnified Party fails to give such consent to a settlement that has been agreed upon by the Indemnifying Party and the claimant in question within ten (10) days of being requested to do so, the Indemnified Party shall assume the defense of such claim or demand and regardless of the outcome of such matter, the Indemnifying Party's liability hereunder shall be limited to the amount of any such proposed settlement. If the Indemnifying Party fails to take any action against the third-party claim that is the subject of an Indemnification Notice within thirty (30) days of receiving such Indemnification Notice, or otherwise contests its obligation to indemnify the Indemnified Party in connection therewith, the Indemnified Party may, upon providing prior written notice to, but without the further consent of, the Indemnifying Party settle or defend against such third-party claim for the account, and at the expense, of the Indemnifying Party. Except as set forth in this Section 13.3, the Indemnified Party shall not enter into any settlement or other compromise or consent to a judgment with respect to a third party claim to which the Indemnifying Party has an indemnity obligation without the prior written consent of the Indemnifying Party.

      13.4 Each Indemnified Party shall have the right, but not the duty, to participate in the defense of any claim with attorneys of its own choosing and at its own cost, without relieving the Indemnifying Party of any obligations hereunder. In addition, even if the Indemnifying Party assumes the defense of a claim, the Indemnified Party shall have the right to assume control of the defense of any claim from the Indemnifying Party at any time, and to elect to settle or defend against such claim; provided, however, the Indemnifying Party shall have no indemnification obligations with respect to such claim except for the costs and expenses of the Indemnified Party (other than attorneys' fees incurred in participating in the defense of such claim) incurred prior to the assumption of the defense of the claim by the Indemnified Party.

      13.5 Each party further agrees to indemnify, defend and hold harmless the other from and against any and all Taxes, or Assessments (as defined in Section 15), as the case may be, levied upon or advanced by the Indemnified Party, but that ultimately the Indemnifying Party would be responsible for paying, which resulted from any transaction or activity contemplated by this Agreement.

      13.6 The rights and obligations of the parties under this Section 13 shall survive the termination or expiration of this Agreement.

14.   INSURANCE

      14.1 The Operating Carrier shall procure and maintain for the benefit of the Marketing Carrier during the term of this Agreement with insurance carriers of known financial responsibility, insurance of the type and in the amounts listed in the Operating Carrier's Air Services Agreement. This insurance must be primary without right of contribution from any insurance carried by the Marketing Carrier to the extent of the indemnity specified in
Section 13.1, and shall (i) name the Marketing Carrier and the Marketing Carrier Indemnified Parties as additional insureds to the extent of the protections afforded the Marketing Carrier under the indemnity specified in
Section 13.1, (ii) contain a severability of interest clause and a breach of warranty clause in favor of the Marketing Carrier, (iii) specifically insure the Operating Carrier's

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indemnification obligations under this Agreement to the full extent of the coverage provided by the Operating Carrier's policy or policies, and (iv) contain a provision stating that the Operating Carrier's policy or policies are automatically amended to comply with the laws and regulations of any local, federal, or other governmental authority having jurisdiction over aircraft operated by the Operating Carrier.

      14.2 The Operating Carrier shall provide the Marketing Carrier with certificates of insurance evidencing such coverage no less than thirty (5) days prior to the commencement of the first Codeshared Flight, and thereafter within five (5) Business Days of the date of any renewal of such coverage. The certificates must indicate that the above coverage shall not be canceled or materially altered without thirty (30) days' advance written notice to the Marketing Carrier and that the Marketing Carrier shall be notified of any expiration or renewal of such coverage. The notice period in respect of war and allied perils coverage shall be seven (7) days or such lesser period as is or may be available in accordance with policy conditions.

15.   TAXES

      15.1 Subject to Section 15.4, each party shall be responsible for any net or gross income or franchise taxes (or taxes of a similar nature) on the revenues or income or any measure thereof which is attributable to it in connection with the sale of air transportation pursuant to this Agreement.

      15.2 The party that acts as the Ticketing Carrier in respect of any particular transaction shall collect, except as otherwise prohibited by law, all Ticket Taxes relating to tickets sold or travel documents issued by it with respect to air transport pursuant to this Agreement. The parties hereby agree as follows:

            (a) The Ticketing Carrier shall collect, report and remit to the taxation authorities any non-interlineable Ticket Taxes levied in connection with sales of the Codeshared Flights.

            (b) The Ticketing Carrier shall collect any interlineable Ticket Taxes levied in connection with the sales of the Codeshared Flights. If the Ticketing Carrier is the Marketing Carrier or a third party, the Operating Carrier shall report and issue a debit invoice to the Ticketing Carrier through the IATA Clearing House for any interlineable Ticket Taxes levied in connection with the sales of the Codeshared Flights. The Operating Carrier shall remit to taxation authorities all such interlineable Ticket Taxes.

            (c) The Operating Carrier may bill the Ticketing Carrier for any Ticket Taxes due or payable on or measured by passenger enplanement and payable or remittable by the Operating Carrier or the Marketing Carrier that should have been collected at the time of ticket sale or travel document issue by the Ticketing Carrier.

            (d) If the Ticketing Carrier is a third party, the Marketing Carrier shall use commercially reasonable efforts to cause such third party to implement the foregoing provisions.

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      15.3  Notwithstanding the provisions of Section 15.2, if the Ticketing
Carrier is prohibited by law from collecting certain Ticket Taxes in the country where tickets are sold or where travel documents are issued, then the Ticketing Carrier is relieved from collecting only such Ticket Taxes so prohibited by law and shall notify the Operating Carrier within thirty (30) days of the enactment of such laws which Ticket Taxes it is prohibited from collecting and render reasonable assistance to the Operating Carrier so that procedures can be implemented to collect such Ticket Taxes from the passenger.

      15.4 Both parties acknowledge that the tax laws of the countries in which they may operate in connection with the Codeshared Flights may require withholding of Taxes on certain of the payments that either of the parties or their agents (the "PAYER") may be required to pay to the other party (the "PAYEE"), under this Agreement. It is agreed that payments to the Payee shall be exclusive of such withholding, provided however, that the Payer shall inform the Payee in writing with at least forty five (45) days' advance notice of its intent to withhold the Taxes and the legal basis for such withholding. The Payer shall inform the Payee:

            (a) within fifteen (15) days of receipt by the Payer of any directives that may be given to the Payer by such taxation authority; and

            (b) within fifteen (15) days of payment by the Payer to the relevant taxation authority the amounts withheld by Payer.

      15.5 If either party receives notice from any taxation authority with respect to any assessment or potential assessment or imposition of any Tax (collectively, an "ASSESSMENT") relating to this Agreement, that the other party may be responsible for paying, directly or indirectly, the party so notified shall inform the other party in writing within ten (10) days of receipt of such notice. If the party receiving such notice from a taxation authority is or will be required to pay any Assessment for which the other party is ultimately responsible, it shall be entitled to be indemnified against such Assessment in accordance with Section 13.5. The Indemnifying Party shall have the option to defend or contest such Assessment in accordance with the procedures set forth in Section 13.

16. FORCE MAJEURE. Except with respect to the performance of payment, confidentiality, and indemnity obligations, which shall be unconditional under this Agreement, neither party shall be liable for delays in or failure to perform under this Agreement to the extent that such delay or failure (an "EXCUSABLE DELAY") (a) is caused by any act of God, war, natural disaster, strike, lockout, labor dispute, work stoppage, fire, act of government or any other cause, whether similar or dissimilar, beyond the control of that party; and (b) is not the result of that party's lack of reasonable diligence.

17.   GOVERNING LAW AND DISPUTE RESOLUTION

      17.1 This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Missouri (without regard to its conflict of laws principles) including all matters of construction, validity and performance.

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      17.2  Each party irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the Eastern District of Missouri for legal proceedings arising out of this Agreement or any transactions contemplated in this Agreement. Each party, to the fullest extent it may effectively do so under substantive governing law applicable to this Agreement, also irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court and any objection that it may have as to venue or inconvenient forum in respect of claims or actions brought in such court.

18.   COVENANT TO COMPLY WITH ALL LAWS

      18.1 In performing its obligations under this Agreement, each party shall, at its own cost and expense, fully comply with, and have all licenses under, all applicable federal, state, provincial and local laws, rules and regulations of the United States, including rules and regulations promulgated by the U.S. National Transportation Safety Board, U.S. Department of Transportation, U.S. Federal Aviation Administration, the U.S. Department of Defense and the U.S. Department of Justice.

      18.2 If either party has notice that a provision of this Agreement is contrary to any applicable laws or governmental regulations, that party shall immediately notify the other party in writing, such notice to include a description of the perceived violation of regulation and supporting written materials that facilitate the other party's investigation of such perceived violation.

19. PUBLICITY. Except as required by applicable law, neither party may issue any written press release concerning this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.





















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20.   CONFIDENTIALITY

      20.1 Except as necessary to obtain any Government Approvals or as otherwise provided below, each party shall, and shall ensure that its directors, officers, employees, Affiliates, and professional advisors (collectively, the "REPRESENTATIVES"), at all times, maintain strict confidence and secrecy in respect of all Confidential Information of the other party (including its Affiliates) received directly or indirectly as a result of this Agreement. If a party (the "DISCLOSING PARTY") is requested to disclose any Confidential Information of other party (the "AFFECTED PARTY") under the terms of a subpoena or order issued by a court or governmental body, it shall (a) notify the Affected Party immediately of the existence, terms, and circumstances surrounding such request, (b) consult with the Affected Party on the advisability of taking legally available steps to resist or narrow such request, and (c) if any disclosure of Confidential Information is required to prevent the Disclosing Party from being held in contempt or subject to other legal penalty, furnish only such portion of the Confidential Information as it is legally compelled to disclose and use commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment shall be accorded to the disclosed Confidential Information. Each party agrees to transmit Confidential Information only to such of its Representatives as required for the purpose of implementing and administering this Agreement, and shall inform such Representatives of the confidential nature of the Confidential Information and instruct such Representatives to treat such Confidential Information in a manner consistent with this Section 20.1.

      Within ninety (90) days after the termination of this Agreement, each party shall, either deliver to the other party or destroy all copies of the other party's Confidential Information in its possession or the possession of any of its representatives (including, without limitation, any reports, memoranda or other materials prepared by such party or at its direction) and purge all copies encoded or stored on magnetic or other electronic media or processors, unless and only to the extent that the Confidential Information is necessary for the continued administration and operation of such party's programs or is reasonably necessary in connection with the resolution of any dispute between the parties.

      20.2 Each party acknowledges and agrees that in the event of any breach of this Section 20, the Affected Party shall be irreparably and immediately harmed and could not be made whole by monetary damages. Accordingly, it is agreed that, in addition to any other remedy at law or in equity, the Affected Party shall be entitled to an injunction or injunctions (without the posting of any bond and without proof of actual damages) to prevent breaches or threatened breaches of this Section 20 and/or to compel specific performance of this Section 24.

      20.3 The confidential obligations of the parties under this Section 20 shall survive the termination or expiration of this Agreement for a period of five (5) years.

21. ASSIGNMENT. Neither party may assign or otherwise convey any of its rights under this Agreement, or delegate or subcontract any of its duties hereunder, without the prior written consent of the other party.

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22.   SEVERABILITY. If any provision of this Agreement is or becomes illegal, invalid or unenforceable under the law of any jurisdiction, such provision shall be severed from this Agreement in the jurisdiction in question and shall not affect the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or the enforceability of such provision under the law of any other jurisdiction; UNLESS, in the reasonable opinion of either party, any such severance affects the commercial basis of this Agreement, in which case the party shall so inform the other party and the parties shall negotiate in good faith to agree upon modification of this Agreement so as to maintain the balance of the commercial interests of the parties. If, however, such negotiations are not successfully concluded within ninety (90) days from the date a party has informed the other that the commercial basis has been affected, either party may terminate this Agreement by giving at least thirty (30) days' prior written notice to the other party.

23.   FURTHER ASSURANCES

      23.1 Each party shall perform such further acts and execute and deliver such further instruments and documents at such party's cost and expense as may be required by applicable laws, rules or regulations or as may be reasonably requested by the other to carry out and effectuate the purposes of this Agreement.

      23.2 If and to the extent the transactions or activities contemplated by this Agreement require the cooperation or participation of an Affiliate of a party hereto, such party shall cause such Affiliate to cooperate or participate in such transaction or activity. Each party shall cause such Affiliate to perform such acts and execute and deliver such further instruments and documents as may reasonably be required by the other party to provide for such cooperation and participation, including, without limitation, execution of an addendum providing for such Affiliate to become a party to this Agreement.

24.   MISCELLANEOUS

      24.1 Nothing in this agreement shall be construed to supersede any provision of the party's respective Air Service Agreements.

      24.2 The relationship of the parties hereunder shall be that of independent contractors. Neither party is intended to have, and neither of them shall represent to any other person that it has, any power, right or authority to bind the other, or to assume, or create, any obligation or responsibility, express or implied, on behalf of the other, except as expressly required by this Agreement or as otherwise permitted in writing. Nothing in this Agreement shall be construed to create between the parties and/or the parties' Representatives any partnership, joint venture, employment relationship, franchise or agency (except that the Operating Carrier shall have supervisory control over all passengers during any Codeshared Flight, including any employees, agent or contractors of the Marketing Carrier who are on board any such flight).

      24.3 All rights, remedies and obligations of the parties hereto shall accrue and apply solely to the parties hereto and their permitted successors and assigns; there is no intent to benefit any third parties, including the creditors of either party.

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      24.4  This Agreement may be executed and delivered by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all of which taken together shall constitute one and the same instrument.

      24.5 No failure to exercise and no delay in exercising, on the part of any party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof of the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The failure of any party to insist upon a strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by any party of any term or provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by such party.

      24.6 This Agreement is the product of negotiations between OA and Trans States, and shall be construed as if jointly prepared and drafted by them, and no provision hereof shall be construed for or against any party by reason of ambiguity in language, rules of construction against the drafting party, or similar doctrine.

      24.7 NEITHER PARTY SHALL BE LIABLE FOR ANY EXEMPLARY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST REVENUES, LOST PROFITS OR LOST PROSPECTIVE ECONOMIC ADVANTAGE, ARISING FROM ANY PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, EVEN IF SUCH PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY THEREOF, AND EACH PARTY HEREBY RELEASES AND WAIVES ANY CLAIMS AGAINST THE OTHER PARTY REGARDING SUCH DAMAGES. FOR THE AVOIDANCE OF DOUBT, THE PARTIES AGREE THE FOREGOING SHALL NOT LIMIT A PARTY'S OBLIGATION TO INDEMNIFY THE OTHER IN ACCORDANCE WITH SECTION 13 FOR DAMAGES ARISING OUT OF OR RELATING TO A CLAIM, SUIT OR CAUSE OF ACTION BY A THIRD PARTY.

25. NOTICES. Unless otherwise expressly required in this Agreement, all notices, reports, invoices and other communications required or permitted to be given to or made upon a party to this Agreement shall be in writing, shall be addressed as provided below and shall be considered as properly given and received: (i) when delivered, if delivered in person (and a signed acknowledgment of receipt is obtained); (ii) three (3) Business Days after dispatch, if dispatched by a recognized express delivery service that provides signed acknowledgments of receipt; (iii) seven (7) Business Days after deposit in the applicable postal service delivery system; or (iv) if transmitted by facsimile, upon completion of transmission and upon confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that the transmission was received. For the purposes of notice, the addresses of the parties shall be as set forth below; provided, however, that either party shall have the right to change its address for

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notice to any other location by giving at least three (3) Business Days prior written notice to the other party in the manner set forth above.

If to Trans States:     Trans States Airlines, Inc.
                        11495 Natural Bridge Road
                        St. Louis, MO 63044
                        Attention:  Chief Operating Officer
                        Facsimile:  (314) 222-4311


If to OA:               Chautauqua Airlines, Inc.
                        Indianapolis International Airport
                        Suite #160
                        2500 South High School Road
                        Indianapolis, IN 46421
                        Attention:  President & CEO
                        Facsimile:  317-484-4547


With a copy to          Wexford Capital LLC
                        411 West Putnam Avenue
                        Greenwich, CT 06830
                        Attention:  General Counsel
                        Facsimile:  203-862-7312


      IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the date first indicated above.

CHAUTAQUA AIRLINES, INC.                        TRANS STATES AIRLINES, INC.


By: /s/ Bryan K. Bedford                        By: /s/ Richard A. Leach
Name:   Bryan K. Bedford                        Name:   Richard A. Leach
Title:  Chairman, President & CEO               Title:  Chief Operating Officer



ATTACHMENTS:

Annex A  -  Definitions



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                                     ANNEX A

                                   DEFINITIONS

"AFFILIATE" means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with, such person or entity. For purposes of this definition, "CONTROL" (including "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

"APPLICABLE LAW" means all applicable laws of any jurisdiction including securities laws, tax laws, tariff and trade laws, ordinances, judgments, decrees, injunctions, writs, and orders or like actions of any Competent Authority and the rules, regulations, orders or like actions of any Competent Authority and the interpretations, licenses, and permits of any Competent Authority.

"BUSINESS DAY" means any day other than a Saturday, Sunday or other day in which banking institutions in New York, New York USA, or New York, NY, are required by law, regulation or executive order to be closed.

"CODE" means the two (2) character identifier assigned to a carrier by IATA for the purpose of exchanging interline carrier messages in accordance with AIRIMPS procedures.

"CODESHARED FLIGHT" has the meaning set forth in Section 2.1.

"CODESHARED PASSENGER" means a passenger traveling on a Codeshared Flight.

"COMPETENT AUTHORITIES" means any national, federal, state, county, local or municipal government body, bureau, commission, board, board of arbitration, instrumentality, authority, agency, court, department, inspectorate, minister, ministry, official or public or statutory person (whether autonomous or not) having jurisdiction over this Agreement or either party.

"CONDITIONS OF CARRIAGE" means those conditions of contract tariffs and rules of carriage of a party that govern the transport of passengers traveling on tickets showing such party's Code in the carrier code box of the flight coupon.

"CONFIDENTIAL INFORMATION" means (a) all confidential or proprietary information of a party, including, without limitation, trade secrets, information concerning past, present and future research, development, business activities and affairs, finances, properties, methods of operation, processes and systems, customer lists, customer information (such as passenger name record or "PNR" data) and computer procedures and access codes; and (b) the terms and conditions of this Agreement and any reports, invoices or other communications between the parties given in connection with the negotiation or performance of this Agreement; and
(c) excludes (i) information already in a party's possession prior to its disclosure by the other party; (ii) information obtained from a third person or entity that is not prohibited from transmitting such information to the receiving party as a result of a contractual, legal or fiduciary obligation to the

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party whose information is being disclosed; (iii) information that is or becomes generally available to the public, other than as a result of disclosure by a party in violation of this Agreement; or (iv) information that has been or is independently acquired or developed by a party, or its Affiliate, without violating any of its obligations under this Agreement.

"CRS" means a computerized system owned or operated by any entity, including either party to this Agreement, that contains information about commercial airline schedules, fares, cargo rates, passenger and cargo tariff rules and flight availability that is made available to travel agents, cargo agents and other non-airline entities to facilitate their ability to make reservations and issue tickets and air waybills.

"DAMAGES" means all claims, suits, causes of action, penalties, liabilities, judgments, fines, losses and expenses of any nature or kind whatsoever (including, for the avoidance of doubt, internal expenses of the indemnified party, such as employee salaries and the costs of cooperating in the investigation, preparation or defense of claims) under the laws of any jurisdiction (whether arising in tort, contract, under the Warsaw Convention and related instrument, or otherwise), including reasonable costs and expenses of investigating, preparing or defending any claim, suit, action or proceeding (including post judgment and appellate proceedings or proceedings that are incidental to the successful establishment of a right of indemnification), such as reasonable attorneys' fees and fees for expert witnesses, consultants and litigation support services.

"FEEDER AIR SERVICE FLIGHT" shall have the meaning set forth in the respective party's Air Services Agreement.

"GOVERNMENTAL APPROVALS" means any authorizations, licenses, certificates, exemptions, designations, or other approvals of Competent Authorities that are reasonably required (in the opinion of either party) for the operation of the Codeshared Flights.

"IATA" means the International Air Transport Association.

"IATA CLEARING HOUSE" means the clearing house established by IATA to administer and implement revenue settlement by reference to the Revenue Accounting Manual published by IATA.

"INDEMNIFICATION NOTICE" has the meaning assigned to such term in Section 13.3.

"MARKETING CARRIER FLIGHT COUPON" means a flight coupon of a ticket issued by the Marketing Carrier, Operating Carrier or a third party for travel on a Codeshared Flight showing the Marketing Carrier's Code in the carrier code box of the flight coupon.

"MARKETING CARRIER INDEMNIFIED PARTY" has the meaning assigned to such term in
Section 13.1.

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"MARKETING CARRIER TICKET" means a ticket issued by the Marketing Carrier,
Operating Carrier or a third party that contains at least one Marketing Carrier Flight Coupon.

"MARKETING FLIGHT(S)" means a Codeshared Flight when displayed, sold, or referred to as a flight of the Marketing Carrier rather than a flight of the Operating Carrier, such as when using the Marketing Carrier's name, Designator Code and/or flight number.

"OPERATING CARRIER INDEMNIFIED PARTY" has the meaning assigned to such term in
Section 13.2.

"PAYEE" AND "PAYER" have the meanings assigned to such terms in Section 15.4.

"RESERVATIONS SYSTEM" means the internal computerized airline passenger or cargo reservations system used by the personnel of an airline that contains information about flight schedules, fares, cargo rates, passenger and cargo tariff rules and seat availability of that airline and other carriers, and provides the ability to make reservations and issue tickets or air waybills.

"TICKETING CARRIER" means a carrier whose traffic documents are used to issue a ticket.

"TICKET TAXES" means any transactional taxes or passenger facility charges, including, without limitation, sales taxes, use taxes, stamp taxes, excise taxes, value added taxes, gross receipts taxes, departure taxes, surcharges and travel taxes, and all related charges, fees, licenses or assessments (and any interest or penalty thereon) imposed on passengers (or which air carriers or their agents are required to collect from passengers) by any authority in any country, or political subdivision thereof or public authority operating therein (including, without limitation any national, federal, state, provincial, territorial, local, municipal, port or airport authority) or which are levied upon passengers by operation of applicable law or industry standard. Ticket Taxes together with the taxes referred to in Section 15.1 are collectively referred to as "TAXES".

"$" or "US$" or "DOLLARS" means lawful currency of the United States of America.










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